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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 13/Amendment No. 18 to the Registration Statement No. 333-100435/811-21220 on Form N-4 of our report dated March 24, 2008, relating to the financial statements of each of the Subaccounts of MetLife Insurance Company of Connecticut Variable Annuity Separate Account 2002 and the use of our report dated March 26, 2008 (May 14, 2008 as to Note 20 and Note 21) on the consolidated financial statements and financial statement schedules of MetLife Insurance Company of Connecticut and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs regarding changes in MetLife Insurance Company of Connecticut and subsidiaries' method of accounting for deferred acquisition costs as required by accounting guidance adopted on January 1, 2007, and the restatement of the 2007 consolidated financial statements) both appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" appearing in the Statement of Additional Information, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Tampa, Florida
May 23, 2008